UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 14, 2025
Date of Report (date of earliest event reported)
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Burke & Herbert Financial Services Corp.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation or organization)	001-41633 (Commission File Number)	92-0289417 (I.R.S. Employer Identification Number)
100 S. Fairfax Street Alexandria, VA 22314
(Address of principal executive offices and zip code)
(703) 666-3555
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.50	BHRB	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On December 3, 2024, Burke & Herbert Financial Services Corp. (the “Company”) announced that Julie R. Markwood, the Chief Accounting Officer for the Company and Burke & Herbert Bank & Trust Company (the “Bank”), a wholly owned subsidiary of the Company, was taking a temporary leave of absence for medical reasons. Unfortunately, Ms. Markwood is unable to resume her duties as Chief Accounting Officer. Accordingly, and with deep regret, Ms. Markwood’s employment will cease effective April 2, 2025.
Julie R. Markwood has been a valued and dedicated employee of the Company and its predecessor Summit Financial Group, Inc. (“Summit”) for 37 years. In recognition of her talent and abilities, Julie was appointed Chief Accounting Officer of Summit in 2005, and she continued in this role following the merger of Summit into the Company in May, 2024. The Company is grateful for Julie’s significant contributions to the success of Summit and the Company. She will be deeply missed by her colleagues and many friends.
Kirtan Parikh will continue in his additional role as Interim Chief Accounting Officer of the Company and the Bank.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of March, 2025.

Burke & Herbert Financial Services Corp.

By:	/s/ Roy E. Halyama
Name:	Roy E. Halyama
Title:	Executive Vice President, CFO